FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ENTERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)		72-1229752 (I.R.S. Employer Identification No.)
500 Clinton Center Drive Clinton, Mississippi 39056 (Temporary executive offices) (504) 576-4000 (Address of principal executive offices, including zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
7.625% Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statements file numbers to which this form relates: 333-130107.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Dawn A. Abuso Senior Counsel - Corporate and Securities Entergy Services, Inc. 446 North Boulevard Baton Rouge, Louisiana 70802 (225) 339-3213	Kimberly M. Reisler Thelen Reid & Priest LLP 875 Third Avenue New York, New York 10022-6225 (212) 603-2207

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby are the Corporate Units of Entergy Corporation, a Delaware corporation (the "Company").

For a description of the Corporate Units, reference is made to (i) Registration Statement No. 333-13017 ("Registration Statement No. 333-130107") on Form S-1 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 2, 2005, and amended on December 13, 2005, and (ii) the form of prospectus included in the Registration Statement, which description is incorporated herein by reference. The final prospectus describing the Corporate Units will be filed pursuant to Rule 424(b)(1) under the Securities Act of 1933 and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

Exhibit	Description

1.	Form of Purchase Contract and Pledge Agreement (incorporated herein by reference to Exhibit 4(v) to Registration Statement No. 333-130107).

2.	Form of Certificate of Corporate Units (incorporated herein by reference to Exhibit A of Exhibit 4(v) to Registration Statement No. 333-130107).

3.	Form of Remarketing Agreement (incorporated herein by reference to Exhibit 4(w) to Registration Statement No. 333-130107).

4.	Indenture, dated as of December 31, 2002, between Entergy Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated herein by reference to Exhibit 1-(a)(4) to Form 10-K for the year ended December 31, 2002 in 1-11299).

5.	Form of Supplemental Indenture relating to the Senior Notes, including form of Senior Notes (incorporated herein by reference to Exhibit 4(u) to Registration Statement No. 333-130107).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 15, 2005	ENTERGY CORPORATION By:/s/ Nathan E. Langston Name: Nathan E. Langston Title: Senior Vice President and Chief Accounting Officer